Exhibit 99.1

    NORDSON CORPORATION ANNOUNCES RECORD SECOND QUARTER RESULTS; RECORD SALES CONTINUE FOR NINTH STRAIGHT QUARTER; RECORD EARNINGS PER SHARE CONTINUE FOR
                             FIFTH STRAIGHT QUARTER

     - Worldwide Sales Increase Nearly 12 Percent to $231.8 Million

     - Earnings Per Share Increase 36 Percent, Reaching a Record $.64

     - Advanced Technology Systems Segment Sales Volume Grows by 33 Percent

     - Asia Pacific Region Sales Volume Grows by 52 Percent

    WESTLAKE, Ohio, May 25 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced record sales, earnings and earnings per share for the second quarter, which ended April 30, 2006. Worldwide sales for the quarter reached a record $231.8 million, an 11.7 percent increase over the same period last year. Volume gains of 15.4 percent were offset by negative currency effects of 3.7 percent.

    On a diluted basis, earnings per share for the quarter were $.64, compared with $.47 for the same period of 2005 - a 36 percent increase. Included in second quarter operating expenses was a charge of $1 million, or $.02 per share, related to the adoption in the first quarter of new accounting guidelines for the expensing of stock options. In addition, charges related to the restructuring of the Finishing and Coating Systems segment amounted to approximately $500,000, while restructuring charges for the Adhesive Dispensing and Nonwoven Fiber Systems segment totaled approximately $400,000, for a combined $.02 per share.

    Second quarter sales volume for the Advanced Technology Systems segment was up 33 percent. Volume was up 11 percent in the Adhesive Dispensing and Nonwoven Fiber Systems segment and up 7 percent in the Finishing and Coating Systems segment.

    On a geographic basis, second quarter sales volume was up in all areas, with the Asia Pacific region seeing volume increases of 52 percent. Volume was up 27 percent in the Americas, 16 percent in Japan, 12 percent in Europe and 4 percent in the United States.

    Backlog at the end of the second quarter was approximately $92 million, up more than $13 million since the beginning of the fiscal year, calculated at constant exchange rates.

    For the first half of fiscal 2006, sales were a record $429.3 million, a 7.9 percent increase over the first half of 2005. Sales volume increased 11.5 percent, with unfavorable currency effects of 3.6 percent offsetting the gains. Year-to-date earnings per share on a diluted basis were a record $1.11, compared with $.86 for the same period last year.

    "We're very pleased with our performance this quarter, most notably the 15 percent increase in worldwide sales volume," said Edward P. Campbell, chairman and chief executive officer. "We continue to see tremendous growth in our Advanced Technology Systems segment, which increased 33 percent from this time last year, reflecting success in our strategy of broadening the product offering," Campbell added. "We are also pleased by the continued improvement of our Adhesive Dispensing segment, which saw an 11 percent growth in sales volume, driven by increases in our Nonwovens, Web Coating and Product Assembly businesses."

    "We are encouraged by the double-digit sales volume increases we saw in all of our International markets, including the record 52 percent growth in the Asia Pacific region. Nordson has long had a broad international presence and that factor is clearly generating value in the current environment," said Campbell.

    Nordson will broadcast its second quarter conference call on the investor relations page of its Web site, www.nordson.com, on Friday, May 26, 2006 at 8:30 a.m. EDT. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager of shareholder relations, by calling (440) 414-5344.

    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

    A summary of sales, income and earnings is presented in the attached tables.

    Nordson Corporation is one of the world's leading producers of precision dispensing equipment that applies adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has more than 3,600 employees worldwide, and direct operations and sales support offices in 30 countries.

    Contact:      Derrick Johnson, Director, Corporate Communications
    Phone:       (440) 414-5639
    E-mail:       djohnson@nordson.com

SECOND QUARTER PERIOD
Period Ending April 30, 2006
(Unaudited)

                               NORDSON CORPORATION
                              FINANCIAL HIGHLIGHTS
                          (Dollars in thousands except
                             for per-share amounts)

CONSOLIDATED STATEMENT OF INCOME

                                             Second Quarter                   Year-to-Date
                                      ----------------------------    ----------------------------
                                          2006            2005            2006            2005
                                      ------------    ------------    ------------    ------------
Net sales                             $    231,830    $    207,623    $    429,282    $    397,789
Cost of sales                              102,205          92,068         185,859         175,693
Selling & administrative expenses           93,584          87,377         179,185         170,168

Operating profit                            36,041          28,178          64,238          51,928

Interest expense - net                      (3,006)         (3,032)         (6,285)         (5,982)
Other income (expense) - net                    15             747            (692)          1,230

Income before income taxes                  33,050          25,893          57,261          47,176
Income taxes                                11,119           8,415          19,263          15,332

Net income                            $     21,931    $     17,478    $     37,998    $     31,844

Return on sales                                  9%              8%              9%              8%
Return on average shareholders'
 equity                                         24%             16%             21%             15%

Average common shares outstanding
 (000's)                                    33,437          36,320          33,215          36,273
Average common shares and
 common share equivalents (000's)           34,358          37,146          34,098          37,173

Per share:

Basic earnings                        $        .66    $        .48    $       1.14    $        .88
Diluted earnings                      $        .64    $        .47    $       1.11    $        .86

Dividends paid                        $       .165    $        .16    $        .33    $        .32

SECOND QUARTER PERIOD
Period Ending April 30, 2006
(Unaudited)

                               NORDSON CORPORATION
                              FINANCIAL HIGHLIGHTS
                          (Dollars in thousands except
                             for per-share amounts)

CONSOLIDATED BALANCE SHEET

                                              April 30,      October 30,
                                                 2006            2005
                                             ------------    ------------
Cash and marketable securities               $     43,912    $     11,484
Receivables                                       180,482         181,660
Inventories                                        87,780          81,868
Other current assets                               36,788          36,704
  Total current assets                            348,962         311,716

Property, plant & equipment - net                 110,058         110,531
Other assets                                      365,456         366,279

                                             $    824,476    $    788,526

Notes payable and debt due within one year   $     62,767    $     72,079
Accounts payable and accrued liabilities          161,557         177,995
  Total current liabilities                       224,324         250,074

Long-term debt                                    101,420         101,420
Other liabilities                                 105,174         106,120
Total shareholders' equity                        393,558         330,912

                                             $    824,476    $    788,526
Other information:

Employees                                           3,645           3,653

Common shares outstanding (000's)                  33,749          32,911

SECOND QUARTER PERIOD
Period Ending April 30, 2006
(Unaudited)

                               NORDSON CORPORATION
                              FINANCIAL HIGHLIGHTS
                             (Dollars in thousands)

                                             Second Quarter                        % Growth over 2005
                                      ----------------------------    --------------------------------------------
SALES BY BUSINESS SEGMENT                 2006            2005           Volume         Currency         Total
-----------------------------------   ------------    ------------    ------------    ------------    ------------
Adhesive dispensing &
 nonwoven fiber systems               $    133,512    $    125,933            10.8%           -4.8%            6.0%
Finishing & coating systems                 35,947          34,394             7.4%           -2.9%            4.5%
Advanced technology systems                 62,371          47,296            33.4%           -1.5%           31.9%

Total sales by business segment       $    231,830    $    207,623            15.4%           -3.7%           11.7%

                                             Second Quarter
OPERATING PROFIT BY BUSINESS          ----------------------------
 SEGMENT                                  2006            2005
-----------------------------------   ------------    ------------
Adhesive dispensing & nonwoven
 fiber systems                        $     25,794    $     24,174
Finishing & coating systems                    642             364
Advanced technology systems                 17,239           9,385
Corporate                                   (7,634)         (5,745)

Total operating profit by
 business segment                     $     36,041    $     28,178

                                             Second Quarter                        % Growth over 2005
                                      ----------------------------    --------------------------------------------
SALES BY GEOGRAPHIC REGION                2006            2005           Volume         Currency         Total
-----------------------------------   ------------    ------------    ------------    ------------    ------------
United States                         $     74,305    $     71,651             3.7%              -             3.7%
Americas                                    17,793          13,630            27.3%            3.2%           30.5%
Europe                                      79,748          76,574            12.1%           -8.0%            4.1%
Japan                                       21,288          20,295            15.7%          -10.8%            4.9%
Asia Pacific                                38,696          25,473            51.6%            0.3%           51.9%

Total Sales by Geographic Region      $    231,830    $    207,623            15.4%           -3.7%           11.7%

                                             Second Quarter
                                      ----------------------------
SELECTED SUPPLEMENTAL INFORMATION         2006            2005
-----------------------------------   ------------    ------------
Depreciation and amortization         $      6,232    $      6,395
Capital expenditures                  $      2,423    $      5,195
Dividends paid                        $      5,508    $      5,814

SECOND QUARTER PERIOD
Period Ending April 30, 2006
(Unaudited)

                               NORDSON CORPORATION
                              FINANCIAL HIGHLIGHTS
                             (Dollars in thousands)

                                              Year-to-Date                         % Growth over 2005
                                      ----------------------------    --------------------------------------------
SALES BY BUSINESS SEGMENT                 2006            2005           Volume         Currency         Total
-----------------------------------   ------------    ------------    ------------    ------------    ------------
Adhesive dispensing &
 nonwoven fiber systems               $    247,060    $    240,895             7.2%           -4.6%            2.6%
Finishing & coating systems                 68,097          67,524             3.6%           -2.8%            0.8%
Advanced technology systems                114,125          89,370            29.1%           -1.4%           27.7%

Total sales by business segment       $    429,282    $    397,789            11.5%           -3.6%            7.9%

                                              Year-to-Date
OPERATING PROFIT BY BUSINESS          ----------------------------
 SEGMENT                                  2006            2005
-----------------------------------   ------------    ------------
Adhesive dispensing & nonwoven
 fiber systems                        $     47,348    $     42,517
Finishing & coating systems                   (244)            983
Advanced technology systems                 28,393          16,323
Corporate                                  (11,259)         (7,895)

Total operating profit by
 business segment                     $     64,238    $     51,928

                                              Year-to-Date                         % Growth over 2005
                                      ----------------------------    --------------------------------------------
SALES BY GEOGRAPHIC REGION                2006            2005           Volume         Currency         Total
-----------------------------------   ------------    ------------    ------------    ------------    ------------
United States                         $    140,523    $    131,936             6.5%              -             6.5%
Americas                                    33,506          28,184            15.9%            3.0%           18.9%
Europe                                     149,968         147,402             9.3%           -7.6%            1.7%
Japan                                       40,107          41,764             5.7%           -9.7%           -4.0%
Asia Pacific                                65,178          48,503            33.8%            0.6%           34.4%

Total Sales by Geographic Region      $    429,282    $    397,789            11.5%           -3.6%            7.9%

                                              Year-to-Date
                                      ----------------------------
SELECTED SUPPLEMENTAL INFORMATION        2006            2005
-----------------------------------   ------------    ------------
Depreciation and amortization         $     12,294    $     12,782
Capital expenditures                  $      6,954    $      8,331
Dividends paid                        $     10,963    $     11,614